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                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                        MONEYGRAM PAYMENT SYSTEMS, INC.

                                       AT
                              $17.00 NET PER SHARE

             PURSUANT TO THE OFFER TO PURCHASE DATED APRIL 10, 1998
                                       BY

                      PINE VALLEY ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                                   VIAD CORP

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON,
   NEW YORK CITY TIME, ON FRIDAY, MAY 8, 1998, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Stock Certificates") evidencing shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares") of MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Norwest Bank Minnesota, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                          NORWEST BANK MINNESOTA, N.A.

           By Mail:               By Facsimile Transmission:         By Overnight Courier:
  Norwest Shareowner Services           (612) 450-4163            Norwest Shareowner Services
        P.O. Box 64858               Confirm by Telephone:         Reorganization Department
    St. Paul, MN 55164-0858             (612) 450-4110            161 North Concord Exchange
                                                                   South St. Paul, MN 55075

                                           By Hand:
  Norwest Shareowner Service                                     The Depository Trust Company
  161 North Concord Exchange                                            55 Water Street
           2nd Floor                                                       1st Floor
   South St. Paul, MN 55075                                           New York, NY 10041

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     QUESTIONS REGARDING THE OFFER OR COMPLETION OF THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE OFFER, AT 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010. CALL COLLECT AT
(212) 929-5500 OR TOLL FREE AT (800) 322-2885.

Ladies and Gentlemen:

     The undersigned hereby tenders to PINE VALLEY ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of VIAD CORP, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 10, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

     The undersigned authorizes the Depositary to deliver this Notice of Guaranteed Delivery to Purchaser as evidence of the undersigned's acceptance of the terms and conditions of the Offer, including the terms and conditions of the Letter of Transmittal, and understands that the acceptance given hereby will be effective upon receipt of the Notice of Guaranteed Delivery by the Depositary, regardless of whether or when the certificate(s) for the tendered Shares (or confirmation of book entry transfer of the Shares into the Depositary's account at a Book-Entry Transfer Facility), the executed Letter of Transmittal (or, in the case of a book entry transfer, an Agent's Message), and any other required documents are received by the Depositary.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary, Purchaser, Parent or the Company to be necessary or desirable to perfect the undersigned's acceptance of Offer, as indicated below.

-------------------------------------------------------------------------------------------------------------
DESCRIPTION OF SHARES TO BE TENDERED
-------------------------------------------------------------------------------------------------------------
    NAME(S) AND ADDRESS(ES) OF
REGISTERED HOLDER(S) (PLEASE FILL
IN EXACTLY AS NAME APPEARS ON FACE                                TOTAL NUMBER
OF THE STOCK CERTIFICATES TENDERED          STOCK                  OF SHARES                  NUMBER
OR ON A SECURITY POSITION LISTING        CERTIFICATE              REPRESENTED               OF SHARES
   WITH RESPECT TO SUCH SHARES)           NUMBER(S)*           BY CERTIFICATES**             TENDERED
-------------------------------------------------------------------------------------------------------------

                                    ------------------------------------------------------------------------

                                    ------------------------------------------------------------------------

                                    ------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
  * Need not be completed by shareholders delivering Shares by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares evidenced by each Stock Certificate delivered to the Depositary are being tendered hereby.
-------------------------------------------------------------------------------------------------------------

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

                            PLEASE SIGN AND COMPLETE

Name(s) of Record Holder:
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                       ---------------------------------------------------------

Signature(s):
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Name(s) (please print):
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Address:
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Area Code and Telephone Number:
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Date:
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member firm of the Medallion Signature Guarantee Program, or any other Eligible Institution as defined in the Offer to Purchase, hereby guarantees to deposit with the Depositary, at one of its addresses set forth above, certificates evidencing the Notes tendered hereby or timely confirmation of the book-entry transfer of the Stock Certificates into the Depositary's account at the book-entry transfer facility described in
Section 3 of the Offer to Purchase together with a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

                                   SIGN HERE

Name of Firm:
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Authorized Signature:
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Name (please type or print):
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Title:
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Address:
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       -------------------------------------------------------------------------
Area Code and Telephone Number:
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Date:
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DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE
PURSUANT TO, AND ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER
OF TRANSMITTAL (OR, IN THE CASE OF A BOOK ENTRY TRANSFER, AN AGENT'S MESSAGE)
AND ANY OTHER REQUIRED DOCUMENTS.

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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile thereof) and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Depositary is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Depositary. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service, properly insured. If delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases sufficient time should be allowed to assure timely delivery.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the holder(s) of the Shares specified herein, the signature(s) must correspond with exactly the name(s) as written on the face of the Stock Certificates or on a security position listing with respect thereto without any alteration, enlargement or change whatsoever. If any of the tendered Shares are held by two or more persons, all such persons must sign this Notice of Guaranteed Delivery. If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Guaranteed Delivery as there are different registrations.

     If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) of any Shares specified herein or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the holder(s) appears on the Stock Certificates or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery or any other instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person(s) acting in a fiduciary or representative capacity, such person(s) should so indicate when signing and must submit proper evidence satisfactory to the Depositary and Purchaser of their authority so to act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance or additional copies of the Offer to Purchase or the Letter of Transmittal or this Notice of Guaranteed Delivery should be directed to the Information Agent at the telephone number set forth on the cover hereof or at the address and telephone number set forth on the back cover page of the Letter of Transmittal and on the back cover page of the Offer to Purchase.

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